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                                                            Exhibit (j)(2)


                        Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 13, 2002, relating to the financial statements and financial highlights of ING International Growth
Fund, one of the portfolios constituting ING Series Fund, Inc., which appears in the October 31, 2002 Annual Report to Shareholders of ING Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 27, 2003